Contacts:	Arizona:	Texas:	New York:
	Larry Seay CFO & Vice President-Finance (480) 609-3330	Jane Hays Vice President-Corp. Develop. (972) 543-8123	Chris Tofalli Broadgate Consultants (212) 232-2222

Meritage Homes Corporation Announces Refinancing

     Dallas and Scottsdale, Arizona (February 23, 2005) – Meritage Homes Corporation (NYSE: MTH) today announced that it is commencing an offer to purchase for cash any and all of its $280 million in outstanding principal amount of 9 3/4% Senior Notes due 2011. Meritage also is soliciting consents from holders of the notes to approve certain amendments to the indenture under which the notes were issued. The tender offer is contingent on, among other things, receipt of sufficient funds from one or more of the capital market transactions described in this press release, the receipt of consents necessary to approve such amendments to the indenture, at least a majority of the notes being validly tendered and not withdrawn, and other general conditions described in the offer to purchase. The tender offer consideration to be paid for each $1,000 principal amount of notes tendered and accepted for payment will be $1,097.53. Meritage also will pay for each $1,000 in principal amount a consent fee of $20 for notes tendered, and not validly withdrawn, on or prior to March 8, 2005. For notes that are validly tendered (and not validly withdrawn), Meritage will pay the tender consideration and consent fee promptly following March 8, 2005. Holders who tender their notes after March 8, 2005 but on or prior to the expiration date will not receive the $20 consent fee but will receive the tender consideration promptly following the expiration date.

     The tender offer will expire at 9:00 a.m., New York City time, on March 23, 2005, unless extended or earlier terminated. The consents being solicited will eliminate substantially all of the restrictive covenants and certain events of default in the indenture governing the notes. Information regarding the pricing, tender and delivery procedures and conditions of the tender offer and consent solicitation is contained in the Offer to Purchase and Consent Solicitation Statement and Consent and Letter of Transmittal, each dated February 23, 2005, and related documents.

     UBS Securities LLC and Citigroup Global Markets Inc. have been appointed as dealer managers and solicitation agents for the tender offer and consent solicitation. Please direct any questions related to the offering to UBS Liability Management Group at (888) 722-9555 x4210 or (203) 719-4210 or Citigroup

Meritage Announces Refinancing / 2

Liability Management Group at (800) 558-3745 or (212) 723-6106. Global Bondholder Services Corporation has been appointed the information agent and depositary for the tender offer and consent solicitation. The Offer to Purchase and Consent Solicitation Statement, the Consent and Letter of Transmittal, and any additional information concerning the terms and conditions of the tender offer and consent solicitation may be obtained by contacting Global Bondholder Services Corporation, 65 Broadway, Suite 704, New York, NY 10006, (866) 540-1500.

     This press release is not an offer to purchase, a solicitation of an offer to purchase, or a solicitation of consents with respect to Meritage’s
9 3/4% Senior Notes. The tender offer and consent solicitation is being made solely by the Offer to Purchase and Consent Solicitation Statement dated February 23, 2005.

     In addition, Meritage announced that it proposes to offer for sale 900,000 shares of its common stock and concurrently therewith, Meritage’s Co-Chief Executive Officers propose to offer for sale 600,000 shares of Meritage common stock, for which Meritage will receive no proceeds. Meritage proposes to grant the underwriters an option to purchase up to 135,000 shares to cover over-allotments, if any. UBS Securities LLC and Citigroup Global Markets Inc. will serve as joint book-running managers for the offering. Deutsche Bank Securities Inc., JMP Securities LLC and A.G. Edwards & Sons, Inc. are the other representative underwriters. The common stock will be offered only pursuant to a prospectus supplement to effective registration statements. A copy of the preliminary prospectus supplement relating to the offering may be obtained by contacting UBS Investment Bank, Prospectus Department, 299 Park Avenue, New York, New York 10171 or Citigroup Global Markets Inc., Brooklyn Army Terminal, 140 58th Street, 8th Floor, Brooklyn, New York 11220.

     Meritage also announced that it proposes to issue new senior notes due 2015 in an aggregate principal amount of at least $300 million. The new senior notes will be offered only to qualified institutional buyers in the United States under Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and certain investors under Regulation S of the Securities Act. The offering of the new senior notes has not been registered under the Securities Act or any state securities laws and the notes may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state laws.

     Meritage intends to use the proceeds from these capital market transactions to repurchase its outstanding 9 3/4% Senior Notes 2011 and to repay its senior unsecured credit facility.

     This press release does not and will not constitute an offer to sell or the solicitation of an offer to buy our common stock or our new senior notes.

     This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include that we propose to offer for sale our common stock and new senior notes. Such statements are based upon the current beliefs and expectations of our management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements.

Meritage Announces Refinancing / 3

     Meritage’s business is subject to a number of risks and uncertainties including: the strength and competitive pricing of the single-family housing market; demand for and acceptance of our homes; changes in the availability and pricing of real estate in the markets in which we operate; our ability to continue to acquire additional land or options to acquire additional land on acceptable terms, particularly in our greenfield start-up markets; general economic slow downs; consumer confidence, which can be impacted by economic and other factors such as terrorism, war, or threats thereof and changes in stock markets; the impact of construction defect and home warranty claims; the cost and availability of insurance, including the unavailability of insurance for the presence of mold; interest rates and changes in the availability and pricing of residential mortgages; our lack of geographic diversification; our level of indebtedness and our ability to raise additional capital when and if needed; our ability to take certain actions because of restrictions contained in the indentures for our senior notes and the agreement for our senior unsecured credit facility; legislative or other initiatives that seek to restrain growth in new housing construction or similar measures; the success of our program to integrate existing operations with any new operations or those of past or future acquisitions; our success in locating and negotiating favorably with possible acquisition candidates; our ability to achieve certain pre-tax margins; our dependence on key personnel and the availability of satisfactory subcontractors; the impact of inflation; our potential exposure to natural disasters; the impact of new accounting principles; and other factors identified in documents filed by us with the Securities and Exchange Commission, including those set forth in our Form 10-K for the year ended December 31, 2003 under the caption “Management’s Discussion and Analysis of Financial Condition and Results of Operations – Factors That May Affect Our Future Results and Financial Condition” and in Exhibit 99.1 of Meritage’s Form 10-Q for the quarter ended September 30, 2004. These and other factors can affect the price of the Company’s securities.

# # #